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                              RC/ARBY'S CORPORATION

                                     BY-LAWS

                                    ARTICLE I
                                     Offices

             SECTION 1. Registered Office in Delaware. The registered office of the Corporation (as defined in Article X below) in the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

             SECTION 2. Principal Executive Office. The principal executive office of the Corporation shall be located at 900 Third Avenue, New York, New York 10022, or such other location as the Board of Directors shall determine.

             SECTION 3. Other Offices. In addition to the registered office in the State of Delaware and the principal executive office, the Corporation may have offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             Meeting of Stockholders

             SECTION 1. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may be brought before the meeting in accordance with the Certificate of Incorporation (as defined in Article X below) and these By-Laws shall be held on the date and at the time fixed from time to time by the Board of Directors
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annual meeting. The annual meeting of stockholders of the Corporation shall not be called or held otherwise than as provided in the Certificate of Incorporation or in these By-Laws.

             SECTION 2. Special Meeting. Special meetings of stockholders of the Corporation may be called only at the direction of the Chairman and Chief Executive Officer, the President and the Chief Operating Officer or the Board of Directors.

             SECTION 3. Place of Meeting. Annual and special meetings of stockholders of the Corporation shall be held at the registered office of the Corporation in the City of Wilmington, County of New Castle, State of Delaware, unless some other place within or without the State of Delaware shall have been fixed by a resolution adopted by the Board and designated in the notice of meeting.

             SECTION 4. Notice of Meetings. Notice of every meeting of stockholders of the Corporation, annual or special, stating the time, place and, in general terms, the purpose or purposes thereof, shall be given by the Chairman and Chief Executive Officer or the President and Chief Operating Officer or the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting. Notice of the time, place and purposes of any annual or special meeting of stockholders may be dispensed with if every stockholder entitled to notice of and to vote at such meeting shall attend, either in person or by proxy, or if every absent stockholder entitled to such notice and vote shall, in a writing or writings filed with the records of the meeting either before or after the holding thereof, waives such notice.

             SECTION 5. Means of Giving Notice. A notice of any annual or special meeting of stockholders of the Corporation may be given either personally or by mail or other means of written communication, charges prepaid, addressed to the stockholder at such stockholder's

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address appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice. If a stockholder gives no address to the Corporation for the purpose of notice, notice is duly given to such stockholder if sent by mail or other means of written communication addressed to the place where the registered office of the Corporation is situated, or if published, at least once in a newspaper of general circulation in the county in which such office is located.

             SECTION 6. Time of Notice. Any required notice of any meeting of stockholders of the Corporation shall be sent to each stockholder entitled thereto not less than ten (10) nor more than sixty (60) days prior to the date of the meeting.

             SECTION 7. Record Date. The record date for determining stockholders entitled to notice of and to vote at any meeting of stockholders of the Corporation shall be that date, not less than ten (10) nor more than sixty
(60) days preceding the date of the meeting, fixed for such purpose by the affirmative vote of a majority of the Board of Directors, or, if no such date is fixed for such purpose by the Board of Directors, the date next preceding the day on which notice of the meeting is given, or, if notice of the meeting is waived, the day next preceding the day on which the meeting is held.

             SECTION 8. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders of the Corporation, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for

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a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder.

             SECTION 9. Quorum. At any meeting of stockholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with the Certificate of Incorporation and these By-Laws and, a quorum being present, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders; provided, however, that the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote shall be required to effect elections of directors. The stockholders present at any duly organized meeting of stockholders may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum.

             SECTION 10. Adjournment. Any meeting of stockholders of the Corporation may be adjourned from time to time, without notice other than by announcement at the meeting by the chairman of the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a

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notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

             SECTION 11. Organization. At every meeting of stockholders of the Corporation, the Chairman and Chief Executive Officer or, in the absence of such officer, the President and Chief Operating Officer or, in the absence of both such officers, such individual as shall have been designated by the Chairman and Chief Executive Officer or, if such officer has not done so, then by the President and Chief Operating Officer, or if such officer has not done so, by a resolution adopted by the affirmative vote of a majority of the Board of Directors, shall act as chairman of the meeting. The Secretary of the Corporation or, in the absence of such officer, an Assistant Secretary in attendance or, in the absence of the Secretary and an Assistant Secretary, an individual appointed by the chairman of the meeting shall act as secretary of the meeting and keep a record of the proceedings of the meeting.

             SECTION 12. Agenda and Rules of Order. The chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of any meeting of stockholders of the Corporation and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

             SECTION 13. Conduct of Business at Meetings. Except as otherwise provided by law, at any annual or special meeting of stockholders of the Corporation only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have either been:

             (A) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board

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of Directors; or

             (B) brought before the meeting at the direction of the Chairman and Chief Executive Officer, President and Chief Operating Officer or the Board of Directors.

             SECTION 14. Stockholder Action by Consent. Any action required or permitted to be taken by the holders of the issued and outstanding stock of the Corporation may be effected at an annual or special meeting of stockholders or by the consent in writing of such stockholders or any of them, which writing shall be filed with the minutes of proceedings of the stockholders.

                                   ARTICLE III

                               Board of Directors

             SECTION 1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

             SECTION 2. Qualification of Director. Each director shall be at least eighteen (18) years of age. Directors need not be stockholders of the Corporation.

             SECTION 3. Number of Directors. The Board of Directors shall consist of not fewer than two (2) nor more than fifteen (15) individuals, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office.

             SECTION 4. Election and Term of Office. The members of the Board of Directors shall be elected by the stockholders at the annual meeting of stockholders and each director shall hold office until the annual meeting of stockholders next succeeding his or her election and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

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             SECTION 5. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, retirement, disqualification or removal or any other cause (including an increase in the number of directors) may be filled solely by resolution adopted by the affirmative vote of a majority of the directors then in office, whether or not such majority constitutes less than a quorum, or by a sole remaining director. Any new director elected to fill a vacancy on the Board of Directors will serve for the remainder of the full term of the director for which the vacancy occurred. No decrease in the size of the Board of Directors shall have the effect of shortening the term of any incumbent director.

             SECTION 6. Resignation of Directors. Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, shall take effect at the time of its receipt by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, but no resignation shall discharge any accrued obligation or duty of a director.

             SECTION 7. Removal of Directors. A duly elected director of the Corporation may be removed from such position, with or without cause, only by the affirmative vote of the holders of two-thirds (2/3) of the voting power of the outstanding capital stock of the Corporation entitled to vote in the election of directors, voting as a single class.

             SECTION 8. Quorum of Directors. Except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, (i) a majority of the directors in office at the time of a duly assembled meeting shall constitute a quorum and be sufficient for the transaction of business, and (ii) any act of a majority of the directors present at a meeting at which there is

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a quorum shall be the act of the Board of Directors.

             SECTION 9. Place of Meeting. Subject to the provisions of Section 10 of this Article III, the Board of Directors may hold any meeting at such place or places within or without the State of Delaware as it may determine.

             SECTION 10. Organization Meeting. After each annual meeting of stockholders of the Corporation, the Board of Directors shall meet immediately at the place where such meeting of stockholders was held for the purpose of organization, election of Executive Officers (as defined in Section 1 of Article
V), and the transaction of other business.

             SECTION 11. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Delaware as the Board of Directors shall from time to time determine.

             SECTION 12. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or any two directors, and any such meeting shall be held at such time and at such place within or without the State of Delaware as shall be specified in the notice of meeting.

             SECTION 13. Notice of Meetings. Subject to the provisions of
Section 10 of this Article III, notice of the place, day and hour of every meeting of the Board of Directors shall be given to each director by mailing such notice at least two (2) days before the meeting to his or her last known address or by personally delivering, telegraphing or telephoning such notice to him or her at least twenty-four (24) hours before the meeting.

             SECTION 14. Organization. The Chairman and Chief Executive Officer or, in the absence of such officer, the President and Chief Operating Officer shall call meetings of the

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Board of Directors to order and shall act as the chairman thereof. In the absence of the Chairman and Chief Executive Officer and the President and Chief Operating Officer, a majority of the directors present may elect as chairman of the meeting any director present. The Secretary of the Corporation or, in the absence of such officer, an Assistant Secretary in attendance or, in the absence of the Secretary and an Assistant Secretary, an individual appointed by the chairman of the meeting shall act as a secretary of the meeting and keep a record of the proceedings of the meeting.

             SECTION 15. Order of Business. Unless otherwise determined by the Board of Directors the order of business and rules of order at any meeting of the Board of Directors shall be determined by the chairman of the meeting.

             SECTION 16. Adjournment. Any meeting of the Board of Directors may be adjourned from time to time by a majority of the directors present, whether or not they shall constitute a quorum, and no notice shall be required of any adjourned meeting beyond the announcement of such adjournment at the meeting.

             SECTION 17. Action by Board of Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or the committee, as the case may be, consent thereto in writing and the writings are filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be.

             SECTION 18. Action by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or of any

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committee thereof may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such a meeting.

             SECTION 19. Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such compensation as the Board of Directors shall from time to time determine, together with reimbursement for reasonable expenses incurred by him or her in attending meetings of the Board of Directors. Each director who shall serve as a member of any committee of the Board of Directors, in consideration of his or her serving as such, shall be entitled to such additional compensation as the Board of Directors shall from time to time determine, together with reimbursement for reasonable expenses incurred by him or her in attending meetings of such committee. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                             Committees of Directors

             SECTION 1. Committees. By resolution adopted by the affirmative vote of a majority of the Board of Directors, the Board of Directors may appoint one or more committees, which may include as members directors only or directors and non-directors, as the Board of Directors may from time to time consider desirable, and such committees shall have such powers and duties as the Board of Directors shall determine and as shall be specified in the resolution of

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appointment; provided, however, that the powers and duties of any such committee whose members shall include non-directors shall be limited to making recommendations to the Board of Directors.

             SECTION 2. Committee Vacancies. Any member of a committee appointed pursuant to this Article IV shall serve at the pleasure of the Board of Directors, which Board shall have the power at any time by the affirmative vote of a majority of the Board of Directors to remove any member, with or without cause, and to fill vacancies in the membership of a committee. No committee appointed pursuant to this Article IV shall have the power to fill any vacancy in the membership of such committee. Any committee appointed pursuant to Section 1 of this Article IV shall exist at the pleasure of the Board of Directors, which Board shall have the power at any time by the affirmative vote of a majority of the Board of Directors to change the powers and duties of any such committee or to dissolve it.

             SECTION 3. Committee Meetings. Regular meetings of a committee appointed pursuant to this Article IV shall be held at such times and at such places within or without the State of Delaware as the Board of Directors or the committee shall from time to time determine, and no notice of such regular meetings shall be required. Special meetings of any committee may be called by the chairman of such committee or by the Chairman and Chief Executive Officer or by the President and Chief Operating Officer, and shall be called by the Secretary of the Corporation on the written request of any member of such committee. Notice of a special meeting of any committee shall be given to each member thereof by mailing such notice at least forty-eight (48) hours, or by personally delivering, telegraphing or telephoning the same at least eighteen
(18) hours, before the meeting. It shall not be requisite for the validity of any meeting

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of any committee that notice thereof shall have been given to any committee member who is present at the meeting or, if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof. The majority of the members of a committee shall constitute a quorum for the transaction of committee business, and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee. A committee shall keep regular minutes of its meetings and all action taken or resolutions adopted shall be reported to the Board of Directors at the meeting of the Board next following such action.

                                    ARTICLE V

                                    Officers

             SECTION 1. Executive Officers. At the organization meeting of the Board of Directors following the annual meeting of stockholders, the Board of Directors shall elect as executive officers of the Corporation a Chairman and Chief Executive Officer, a President and Chief Operating Officer, a Secretary and a Treasurer, and may elect as executive officers of the Corporation one or more Chairmen Emeritus, Vice Chairmen, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. All such executive officers elected by the Board of Directors are referred to in these By-Laws as "Executive Officers." The Board of Directors may from time to time appoint such other officers and agents of the Corporation as the interests of the Corporation may require and may fix their duties and terms of office. To the extent permitted by law, any number of offices may be held by the same person.

             SECTION 2. Other Officers. In addition to the Executive Officers elected by the

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Board of Directors pursuant to Section 1 of this Article V, the Chairman and
Chief Executive Officer and the President and Chief Operating Officer may from time to time appoint such other officers of the Corporation, including Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Controllers, as the interests of the Corporation may require (the "Other Officers"); provided, however, that no Other Officer may be appointed to the office of Chairman Emeritus, Vice Chairman, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Secretary or Treasurer. Each appointment of an Other Officer shall be in writing and shall set forth the duties of the Other Officer being appointed and, subject to Section 3 of this
Article V, such officer's term of office.

             SECTION 3. Term of Office. Each Executive Officer shall hold office until the organization meeting of the Board of Directors following the annual meeting of stockholders next succeeding such officer's election and until such officer's successor is elected and qualified, or until such officer's earlier death, resignation, retirement or removal. Each Other Officer shall hold office for a term to be decided by the appointing Chairman and Chief Executive Officer or President and Chief Operating Officer, as the case may be; provided, however, that no such term shall be for a period longer than the term of office of the appointing Chairman and Chief Executive Officer or President and Chief Operating Officer.

             SECTION 4. Removal of Officers. Any Executive Officer or Other Officer may be removed from office with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any Other Officer may be removed from office at any time with or without cause by the Chairman and Chief Executive Officer or President and Chief Operating Officer.

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             SECTION 5. Vacancies. A vacancy in any Executive Office or Other
Office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any Other Office arising from any cause may be filled for the unexpired portion of the term by the Chairman and Chief Executive Officer or President and Chief Operating Officer.

             SECTION 6. Compensation of Officers. The salaries or compensation, if any, of the Chairman and Chief Executive Officer and the President and Chief Operating Officer shall be fixed by the Board of Directors. The salaries or compensation of the other Executive Officers, and of the Other Officers and division officers, if there be any, may be fixed from time to time by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

             SECTION 7. Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall be Chairman of the Board of Directors and of the Executive Committee, if any, shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of the business and affairs of the Corporation with power and authority, when acting in the ordinary course of business of the Corporation in the name and on behalf of the Corporation and under its seal attested by the Secretary or an Assistant Secretary of the Corporation, or otherwise, to (i) execute and deliver agreements, contracts, certificates and other instruments, (ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, whether negotiable or non-negotiable, (iii) sell, assign transfer and deliver all stocks, bonds, evidence of interest and indebtedness, rights and options to acquire the same, and

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all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by the Corporation, (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and (v) borrow from First Fidelity Bank, Newark, New Jersey, Midlantic National Bank, Edison, New Jersey, Irving Trust Company, New York, New York, Manufacturers Hanover Trust Company, New York, New York, or any other banking institution, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate, and execute and deliver notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of the Corporation; provided, however, that no borrowing pursuant to this clause (v) shall have an original maturity or more than one year. Such officer shall preside at all meetings of stockholders of the Corporation and, the Board of Directors at which such officer is present. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of Chairman and Chief Executive Officer, or are delegated to such officer from time to time by the Board of Directors or are or may at any time be authorized or required by law.

             SECTION 8. Chairman Emeritus and Vice Chairmen of the Board. The Chairman Emeritus and Vice Chairmen of the Board if there be any, shall be members of the Board of Directors and shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

             SECTION 9. President and Chief Operating Officer. The President and Chief Operating Officer shall be a member of the Board of Directors and of the Executive Committee,

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if any, shall be the chief operating officer of the Corporation responsible for directing, administering and coordinating the business operations of the Corporation in accordance with policies, goals and objectives established by the Board of Directors and the Chairman and Chief Executive Officer with power and authority, when acting in the ordinary course of business of the Corporation, in the name and on behalf of the Corporation and under its seal attested by the secretary or an Assistant Secretary of the Corporation, or otherwise, to, (i) execute and deliver agreements, contracts, certificates and other instruments,
(ii) purchase and accept delivery of stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same and all other securities, whether negotiable or non-negotiable, (iii) sell, assign, transfer and deliver all stocks, bonds, evidences of interest and indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter standing in the name of or owned beneficially by the Corporation, (iv) open and maintain accounts with banking institutions, including investment banks and brokerage firms, and (v) borrow from First Fidelity Bank, Newark New Jersey, Midlantic National Bank, Edison, New Jersey Irving Trust Company, New York, New York, and Manufacturers Hanover Trust Company, New York, New York, or any other banking institution, including investment banks and brokerage firms, such sums of money for such periods of time and upon such terms as such officer shall deem necessary or appropriate and execute and deliver notes, other evidences of indebtedness and agreements for the repayment of any sums so borrowed in the name and on behalf of the Corporation; provided, however, that no borrowing pursuant to this clause (v) shall have an original maturity of more than one year. Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of President and Chief Operating Officer or which are delegated

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to such officer by the Board of Directors or the Chairman and Chief Executive
Officer. In the absence of the Chairman and Chief Executive Officer, the President and Chief Operating Officer shall perform all duties and may exercise all powers of the Chairman and Chief Executive Officer and shall preside at meetings of stockholders of the Corporation and the Executive Committee.

             SECTION 10. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents Elected by the Board. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents elected by the Board of Directors pursuant to Section 1 of this Article V, if there be any, shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

             SECTION 11. Secretary. The Secretary shall record the proceedings of all meetings of stockholders of the Corporation and of the Board of Directors which such officer attends in a book or books to be kept for that purpose. Such officer shall attend to the giving and serving of all notices on behalf of the Corporation, shall have custody of the records and the seal of the Corporation and shall affix the seal to any instrument which requires the seal of the Corporation. Such officer shall, in general, perform all the duties and functions incident to the office of Secretary and shall also perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

             SECTION 12. Treasurer. The Treasurer shall have custody and control of all funds and securities of the Corporation, except as otherwise provided by the Board of Directors. Such officer shall keep full and accurate accounts of all receipts and disbursements of the Corporation

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in books to be kept for that purpose, shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall render to the Chairman and Chief Executive Officer, the President and the Chief Operating Officer or the Board of Directors, whenever any of them may require it, an account of all such officer's transactions as Treasurer and an account of the financial condition of the Corporation. Such officer shall also perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

             SECTION 13. Powers and Duties of Other Officers. The Other Officers shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

                                   ARTICLE VI

                                Division Officers

             SECTION 1. Division President. In case any of the business or affairs of the Corporation are carried on by the Corporation as an unincorporated division of the Corporation, the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer may appoint a Division President and other officers for such division who shall have such powers, authorities, functions and responsibilities with respect to the business and affairs of such division as may be delegated to them by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

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             SECTION 2. Other Division Officers. In case a Division President is appointed in accordance with Section 1 of this Article VI, such Division President may designate one or more other officers for the respective division in addition to those appointed in accordance with Section 1 of this Article VI. Each such division officer appointed by the Division President shall have and exercise such powers, authorities, functions and responsibilities with respect to the business and affairs of such division as may be delegated to such division officer by the Division President.

             SECTION 3. Neither Executive Officers Nor Other Officers. A division officer appointed pursuant to this Article VI shall not be an Executive Officer unless specifically elected as such by the Board of Directors and shall not be an Other Officer unless specifically appointed as such by the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

             SECTION 4. Term of Office. A division officer shall be subject to removal at any time with or without cause by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer, and, if such division officer is not a Division President, by the Division President of the Division of which such division officer is an officer.

                                   ARTICLE VII

                                  Capital Stock

             SECTION 1. Certificates. Each stockholder of the Corporation shall be entitled to a certificate or certificates signed by or in the name of the Corporation by the Chairman and Chief Executive Officer, the President and Chief Operating Officer, an Executive Vice President

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or a Senior Vice President, and by the Treasurer, an Assistant Treasurer, the
Secretary or an Assistant Secretary, certifying the number of shares of stock of the Corporation owned by such stockholder. Any or all of the signatures on the certificates may be a facsimile.

             In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, Transfer Agent or Registrar at the date of issue.

             All certificates of each class or series shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Every certificate shall certify the name of the Person owning the shares represented thereby, with the number of shares and the date of issue. The names and addresses of all Persons owning shares of the Corporation, with the number of shares owned by each and the date or dates of issue of the shares held by each, shall be entered in the books of the Corporation kept for that purpose by the proper officers, agents or employees of the Corporation.

             The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Persons, whether or not it has actual or other notice thereof, except as provided by law.

             SECTION 2. Cancellation of Certificates. All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and cancelled.

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             SECTION 3. Lost, Stolen or Destroyed Certificates. The Board of
Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the Person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion and as a condition precedent to the issuance of any such new certificate or certificates, the Board of Directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such Person's legal representative, advertise the same in such manner as the Board shall require and/or give the Corporation and its Transfer Agent or Agents, Registrar or Registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation and its Transfer Agent or Agents, Registrar or Registrars, and that the owner requesting such new certificate or certificates obtain a final order or decree of a court of competent jurisdiction as such owner's right to receive such new certificate or certificates.

             SECTION 4. Transfer of Shares. Shares of stock shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

             SECTION 5. Transfer Agents and Registrars. The Corporation may have one or more Transfer Agents and one or more Registrars of its stocks, whose respective duties the Board of Directors may define from time to time. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent, or until registered by the

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Registrar, if the Corporation shall have a Registrar. The duties of Transfer
Agent and Registrar may be combined.

             SECTION 6. Closing of Transfer Books and Fixing of Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotments of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting of stockholders nor more than sixty (60) days before the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

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                                  ARTICLE VIII

                       Contracts, Checks, Drafts, Proxies

             SECTION 1. Execution of Contracts. The Board of Directors may authorize any Executive or Other Officer, agent or employee of the Corporation to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors, no Executive or Other Officer, agent or employee except the Chairman and Chief Executive Officer and the President and Chief Operating Officer shall have any power or authority to bind the Corporation by any contract or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

             SECTION 2. Loans. Except as otherwise provided in these By-Laws, no loan shall be contracted in the name or on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, or on its behalf, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized, the Executive or Other Officer, agent or employee thereunto authorized may effect loans and advances at any time for the Corporation from any Person (including any bank, trust company or other institution) and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise

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transfer such property.

             SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or such other Executive Officer or Other Officer, agent, attorney, or employee of the Corporation as shall from time to time be determined by the Board of Directors, the Chairman and Chief Executive Officer or the President and Chief Operating Officer.

             SECTION 4. Proxies in Respect of Securities of Other Corporations. The Chairman and Chief Executive Officer, the President and Chief Operating Officer and such other Executive or Other Officers as are designated by the Chairman and Chief Executive Officer or the President and Chief Operating Officer are authorized to vote by casting a ballot in person or by voting by proxy on behalf of the Corporation the shares owned by the Corporation of the stock or other securities in any other Corporation at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation.

                                   ARTICLE IX

                                 Indemnification

             The Corporation shall, and by reason of the enactment of this By-Law hereby does, indemnify each and every individual (including his or her heirs, executors and assigns) who was or is a party or is threatened to be made a party to any threatened, pending or completed action,

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suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, Executive Officer or Other Officer of the Corporation, or, while a director, Executive Officer or Other Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding, to the full extent that it has the power to do so under Delaware Law. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, contract of insurance, vote of stockholders or disinterested directors, or other By-Laws or otherwise, or of or other By-Laws or otherwise, or of the broader power of the Corporation to indemnify a director, Executive Officer, Other Officer, employee or agent of the Corporation as authorized by Delaware Law.

                                    ARTICLE X

                                   Definitions

             For purposes of these By-Laws, the following terms shall have the meanings set forth below:

             "Corporation" shall mean RC/Arby's Corporation.

             "Delaware Law" shall mean the General Corporation Law of the State of Delaware, as amended from time to time.

             "Executive Officers" shall have the meaning set forth in Section 1 of Article V of these By-Laws.

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             "Other Officer" shall have the meaning set forth in Section 2 of
Article V of these By-Laws.

             "Person" shall mean any individual, firm, corporation or other entity.

             "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Corporation, as from time to time amended.

             "Voting Shares" shall mean any issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                   ARTICLE XI

                                  Miscellaneous

             SECTION 1. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

             SECTION 2. Dividends and Reserves. The Board of Directors, from time to time, may determine whether any, and, if any, what part of its net profits of the Corporation, or of its net assets in excess of its capital, available therefor pursuant to law and the Certificate of Incorporation, shall be declared by it as dividends on the stock of the Corporation. The Board of Directors, in its discretion, in lieu of declaring any such dividend, may use and apply any of such net profits or net assets as a reserve for working capital, to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation or for any other lawful purpose which it may think conducive to the best interests of the Corporation.

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             SECTION 3. Seal. The corporate seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year and state of its incorporation.

             SECTION 4. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December in each year unless the Board of Directors shall determine otherwise.

                                   ARTICLE XII

                                   Amendments

             All By-Laws of the Corporation shall be subject to alteration, amendment or repeal, in whole or in part, and new By-Laws not inconsistent with Delaware Law or any provision of the Certificate of Incorporation may be made, by (i) the affirmative vote of stockholders holding not less than two-thirds of the voting power of the Voting Shares (as defined in Article X above) of the Corporation then entitled to vote on such issue, or (ii) the affirmative vote of not less than two-thirds of the directors of the Corporation then holding office and entitled to vote on such issue.


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